UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2014

Alliance Media Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54942	45-4944960

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 North Congress Avenue, Suite 130, West Palm Beach, FL		77057

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 607-3555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01

Other Events

Item 9.01

Financial Statements and Exhibits

SIGNATURES

Item 8.01

Other Events

On September 1, 2014, the Company’s Board of Directors determined the need to focus the Company’s resources and personnel on the Company’s renewable energy holdings and future energy technologies and to divest the Company of its entertainment-related assets and subsidiaries.  The principal reasons for such action is the expense, liability and losses that have been generated by the entertainment-related assets and to provide a clear focus and direction to the Company moving forward.

Specifically, the Board approved the divesting, selling off, closing down or discontinuing of the operations of its entertainment-related subsidiaries, including but not limited to Prelude Pictures Entertainment, LLC, AMG Live, LLC, AMG Restaurant Operations, LLC (including The New York Sandwich Co.), AMG Music, LLC, AMG Releasing, LLC and AMG Television, LLC. The Board further authorized Daniel de Liege (the Company’s Chairman and Chief Executive Officer) to pursue such actions which will represent the least expensive and most efficient course to accomplish the aforementioned objectives, with the least liability and exposure for the Company, while pursuing the best interests of the Company.  At the same time, the Board determined that the Company would maintain its ongoing lawsuit against Creative Licensing, Inc. and its shareholders relative to certain of the Company’s entertainment assets.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

None.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Media Group Holdings, Inc.

/s/ Daniel de Liege

By:________________________

Name:  Daniel de Liege

Title:  President

Dated: September 9, 2014